NSAR
Screen 38, 77(G.)
Series 5
Defaulted senior securities for the period ended December 31, 2001

1.   Dictaphone Corp., 11.750%, due 08/01/2005
     o    Reason for Default: Bankruptcy
     o    Date of Default: 08/01/2000
     o    Principal Amount: 4,750,000
     o    Amount of Default: $792,227.00
     o    Amount   of   Default    per   1,000   face    amount    [(Amount   of
          default)/(principal amount)*(1,000)]: $166.78

2.   GNI Group Inc., 10.875%, due 07/15/2005
     o    Reason for Default: Bankruptcy
     o    Date of Default: 07/15/2000
     o    Principal Amount: 250,000
     o    Amount of Default: $39,799.48
     o    Amount   of   Default    per   1,000   face    amount    [(Amount   of
          default)/(principal amount)*(1,000)]: $159.20


3.   Laidlaw, Inc., 7.650%, due 05/15/2006
     o    Reason for Default: Out of compliance with financial covenants
     o    Date of Default: 05/15/2000
     o    Principal Amount: 4,000,000
     o    Amount of Default: $498,950.00
     o    Amount   of   Default    per   1,000   face    amount    [(Amount   of
          default)/(principal amount)*(1,000)]: $124.74

4.   American Tissue, Inc.-Series B, 12.500%, due 07/15/2006
     o    Reason for Default: Missed bond payment due to debt restructuring
     o    Date of Default: 08/31/2001
     o    Principal Amount: 1,050,000
     o    Amount of Default: $44,114.58
     o    Amount   of   Default    per   1,000   face    amount    [(Amount   of
          default)/(principal amount) * (1,000)]: $42.01

5.   Exodus Communications, 11.625%, due 07/15/2010
     o    Reason for Default: Bankruptcy
     o    Date of Default: 07/15/2001
     o    Principal Amount: 1,095,000
     o    Amount of Default: $53,851.20
     o    Amount   of   Default    per   1,000   face    amount    [(Amount   of
          default)/(principal amount) * (1,000)]: $49.18

6.   Huntsman ICI Chemicals, 9.500%, due 07/01/2007
     o    Reason for Default: Bankruptcy
     o    Date of Default: 07/01/2001
     o    Principal Amount: 2,445,000
     o    Amount of Default: $76,079.17
     o    Amount   of   Default    per   1,000   face    amount    [(Amount   of
          default)/(principal amount) * (1,000)]: $31.12

7.   Huntsman Corp., 9.500%, due 07/01/2007
     o    Reason for Default: Bankruptcy
     o    Date of Default: 07/01/2001
     o    Principal Amount: 350,000
     o    Amount of Default: $12,838.19
     o    Amount   of   Default    per   1,000   face    amount    [(Amount   of
          default)/(principal amount) * (1,000)]: $36.68

NSAR
Screen 38, 77(G.)
Series 5
Defaulted senior securities for the period ended December 31, 2001


8.   ICG Holdings, Inc., 0.000%, due 05/01/2006
     o    Reason for Default: Bankruptcy
     o    Date of Default: 05/01/2001
     o    Principal Amount: 2,485,000
     o    Amount of Default: $207,946.18
     o    Amount   of   Default    per   1,000   face    amount    [(Amount   of
          default)/(principal amount) * (1,000)]: $83.68

9.   Osprey Trust, 8.310%, due 01/15/2003
     o    Reason for Default: Bankruptcy
     o    Date of Default: 07/15/2001
     o    Principal Amount: 850,000
     o    Amount of Default: $5,897.80
     o    Amount   of   Default    per   1,000   face    amount    [(Amount   of
          default)/(principal amount) * (1,000)]: $6.94

10.  Trump AC Assoc/Funding, 11.250%, due 05/01/2006
     o    Reason for Default: Bankruptcy
     o    Date of Default: 11/01/2001
     o    Principal Amount: 630,000
     o    Amount of Default: $12,009.38
     o    Amount   of   Default    per   1,000   face    amount    [(Amount   of
          default)/(principal amount) * (1,000)]: $19.06